CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 333-114788 on Form N-1A of our report dated September 22, 2014, relating to the financial statements and financial highlights of Pioneer Solutions - Conservative Fund, Pioneer Solutions - Balanced Fund, and Pioneer Solutions - Growth
Fund (collectively, the "Funds") (formerly, Pioneer Ibbotson Conservative Allocation Fund, Pioneer Ibbotson Moderate Allocation Fund, Pioneer Ibbotson Aggressive Allocation Fund, and Pioneer Ibbotson Growth Allocation Fund), appearing in the Annual Report on Form N-CSR of the Funds for the year ended July 31, 2014. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


                                             /s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
November 21, 2014